United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 26, 2015

Jones Lang LaSalle Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

200 East Randolph Drive, Chicago, IL	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 312-782-5800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
On February 25, 2015, Jones Lang LaSalle Incorporated (the “Company”), Jones Lang LaSalle Finance B.V. and certain of the Company’s other subsidiaries, as guarantors, executed an Amended and Restated Multicurrency Credit Agreement (as amended, the “Credit Agreement”) with a syndicate of lenders. Bank of Montreal serves as Administrative Agent, BMO Capital Markets and Merrill Lynch, Pierce Fenner & Smith Incorporated serve as co-lead arrangers and Barclays Bank PLC, The Royal Bank of Scotland PLC and Wells Fargo Bank, N.A., serve as joint lead arrangers.

The initial cost of borrowing under the Amended Credit Agreement will be approximately 1.25% per annum. The Credit Agreement has a borrowing capacity of $2.0 billion and has a maturity date of February 25, 2020.

The features of the Amended Credit Agreement include:

(i)
Cash Flow Leverage Ratio maximum of 3.50 to 1 through maturity; except immediately following a Material Acquisition in which case the leverage ratio maximum is 4.00 to 1 for up to four consecutive quarters;

(ii)	a range of pricing from LIBOR plus 1.00% to 2.05%, with current pricing unchanged at LIBOR plus 1.00%;

(iii)	increased permitted add-backs to Adjusted EBITDA for charges related to any future restructuring initiatives;

(iv)	increased permitted add-backs to Adjusted EBITDA for charges related to any future Permitted Acquisitions;

(v)	increased permitted amount for certain new indebtedness; and

(vi)	increased permitted amount for co-investments.

All obligations under the Credit Agreement are guaranteed by the Company and certain of its subsidiaries as guarantors. The Credit Agreement also contains customary affirmative and negative covenants and events of default.

Capitalized terms not otherwise defined in this Form 8-K have the meanings provided in the Credit Agreement.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits
The following Exhibits are included with this Report:
99.1    Amended and Restated Multicurrency Credit Agreement dated as of February 25, 2015

99.2	Press release issued by Jones Lang LaSalle Incorporated on February 26, 2015 announcing the closing on the Amended and Restated Multicurrency Credit Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2015
Jones Lang LaSalle Incorporated

By: /s/ Joseph J. Romenesko
Name: Joseph J. Romenesko
Title: Executive Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amended and Restated Multicurrency Credit Agreement dated as of February 25, 2015

99.2	Press release issued by Jones Lang LaSalle Incorporated on February 26, 2015 announcing the closing on the Amended and Restated Multicurrency Credit Agreement